Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
May 3, 2006	Richard E. Leone
Manager — Investor Relations
rleone@rtiintl.com
330-544-7622
RTI ANNOUNCES FIRST QUARTER RESULTS
     Niles, Ohio — RTI International Metals, Inc., (NYSE: RTI) released results today for the first quarter of 2006.
     The Company reported record quarterly sales of $115.1 million in the first quarter of 2006, earning net income of $10.7 million, or $0.48 per share. Results for the first quarter of 2005 were net income of $8.4 million, or $0.38 per share, on sales of $72.6 million.
     Net income in the first quarter of 2006 was reduced by $1.2 million, or $0.05 per share, in accordance with new accounting regulations (SFAS123R) regarding stock-based compensation.
     RTI’s Titanium Group posted operating profit in the first quarter of $11.8 million on sales of $79.9 million, including intergroup sales of $31.1 million. During the first quarter of 2005, the Group earned $9.5 million on sales of $45.0 million, including intergroup sales of $20.9 million. Mill product shipments for the first quarter were 3.6 million pounds at an average realized price of $19.22 per pound, as compared to 2.3 million pounds at $14.30 per pound in the first quarter of 2005.
     The Company’s Fabrication & Distribution Group earned $5.3 million in operating income in the first quarter on sales of $66.3 million. The Group had operating profit of $3.5 million during the same period in 2005 on net sales of $48.5 million.
     “Operating performance was strong in the first quarter. Double digit increases in mill product volume and prices compared to last quarter resulted in record sales and a seventeen percent increase in operating income, despite increased expenses related to new stock-based compensation accounting and Sarbanes-Oxley activities,” said Timothy G. Rupert, President and CEO, commenting on the quarter. “While we expect that the operating numbers will continue to grow, SG&A expenses should decline as the year progresses.”
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May 3, 2006

     The statements in this release relating to matters that are not historical facts are forward-looking statements that may involve risks and uncertainties. These include, but are not limited to, the impact of global events on the commercial aerospace industry, military spending, global economic conditions, the competitive nature of the markets for specialty metals, the ability of the Company to obtain an adequate supply of raw materials, the design and effectiveness of the Company’s internal control over financial reporting, and other risks and uncertainties included in the Company’s filings with the Securities and Exchange Commission. Actual results can differ materially from those forecasted or expected. The information contained in this release is qualified by and should be read in conjunction with the statements and notes filed with the Securities and Exchange Commission on Forms 10-K and 10-Q, as may be amended from time to time.
     RTI International Metals®, headquartered in Niles, Ohio, is one of the world’s largest producers of titanium. Through its various subsidiaries, RTI manufactures and distributes titanium and specialty metal mill products, extruded shapes, formed parts and engineered systems for aerospace, industrial, defense, energy, chemical and consumer applications for customers around the world. To learn more about RTI International Metals, Inc., visit our website at www.rtiintl.com.
     NOTE: RTI International Metals, Inc. has scheduled a conference call for Thursday, May 4, 2006, at 10:30 a.m., Eastern Time, to discuss this press release. To participate in the call, please dial toll free (USA/Canada) 800-938-0653 or (International) 973-935-2408 a few minutes prior to the start time and specify the RTI International Metals Conference Call. Replay of the call will be available until 11:59 p.m., Eastern Time, on Thursday, May 11, 2006, by dialing (USA/Canada) 877-519-4471 or (International) 973-341-3080 and Digital Pin Code 7304882.
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May 3, 2006

RTI INTERNATIONAL METALS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2006	2005
Net sales	$115,079	$72,612
Cost and expenses:
Cost of sales	80,852	48,215
Selling, general and administrative expenses	16,635	11,039
Research, technical and product development expenses	458	366

Operating income	17,134	12,992
Other income	21	130
Interest income, net	389	155

Income from continuing operations before income taxes	17,544	13,277
Provision for income taxes	6,802	4,894

Income from continuing operations	10,742	8,383
Income from discontinued operations, net of tax provision	—	16

provision
Net income	$10,742	$8,399

Basic earnings per share:
Continuing operations	$0.48	$0.38
Discontinued operations	$—	$—

Net income	$0.48	$0.38

Diluted earnings per share:
Continuing operations	$0.47	$0.37
Discontinued operations	$—	$—

Net income	$0.47	$0.37

Weighted-average shares outstanding:
Basic	22,554,073	21,989,659

Diluted	22,949,040	22,455,617

May 3, 2006

RTI INTERNATIONAL METALS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share amounts)

	March 31,	December 31,
	2006	2005
ASSETS

Current assets:
Cash and cash equivalents	$58,532	$53,353
Investments	—	2,410
Receivables, less allowance for doubtful accounts of $1,954 and $1,604	63,961	54,212
Inventories, net	227,870	223,394
Deferred income taxes	3,920	3,778
Other current assets	5,024	7,407

Total current assets	359,307	344,554
Property, plant and equipment, net	78,508	80,056
Goodwill	48,595	48,646
Other intangible assets, net	16,203	16,581
Deferred income taxes	5,450	5,451
Intangible pension asset	4,076	4,076
Other noncurrent assets	1,880	2,387

Total assets	$514,019	$501,751

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$23,952	$25,620
Accrued wages and other employee costs	11,896	10,953
Billings in excess of costs and estimated earnings	11,288	13,352
Income taxes payable	4,976	3,367
Deferred income taxes	384	3
Other accrued liabilities	9,576	8,589

Total current liabilities	62,072	61,884
Accrued postretirement benefit cost	21,247	21,070
Accrued pension cost	23,790	25,595
Deferred income taxes	6,433	6,516
Other noncurrent liabilities	6,432	7,034

Total liabilities	119,974	122,099

Shareholders’ equity:
Common stock, $0.01 par value; 50,000,000 shares authorized; 23,244,345 and 23,130,544 shares issued; and 22,765,714 and 22,686,472 shares outstanding	232	231
Additional paid-in capital	280,440	278,690
Deferred compensation	—	(3,078)
Treasury stock, at cost; 478,631 and 444,072 shares	(5,302)	(4,389)
Accumulated other comprehensive loss	(25,377)	(25,112)
Retained earnings	144,052	133,310

Total shareholders’ equity	394,045	379,652

Total liabilities and shareholders’ equity	$514,019	$501,751

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May 3, 2006

RTI INTERNATIONAL METALS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2006	2005
OPERATING ACTIVITIES:
Net income	$10,742	$8,399
Net income from discontinued operations	—	(16)

Net income from continuing operations	10,742	8,383
Adjustment for non-cash items included in net income:
Depreciation and amortization	3,575	3,130
Deferred income taxes	—	(315)
Stock-based compensation and other	2,284	450
Tax benefits from stock-based compensation activity	(1,361)	1,217
Other	173	(627)

Changes in assets and liabilities:
Receivables	(9,674)	(6,513)
Inventories	(4,513)	(26,864)
Accounts payable	(1,817)	12,552
Income taxes payable	3,239	4,305
Billings in excess of costs and estimated earnings	(2,058)	225
Other current liabilities	1,819	1,023
Other assets and liabilities	706	485

Cash provided (used) by continuing operating activities	3,115	(2,549)
Cash provided by discontinued operating activities	—	81

Cash provided (used) by operating activities	3,115	(2,468)

INVESTING ACTIVITIES:
Acquisitions, net of cash acquired, and other investing	—	(290)
Proceeds from sale of investments	2,410	—
Capital expenditures	(1,841)	(1,784)

Cash provided (used) by investing activities	569	(2,074)

FINANCING ACTIVITIES:
Proceeds from exercise of employee stock options	1,010	5,334
Tax benefits from stock-based compensation activity	1,361	—
Purchase of common stock held in treasury	(913)	(483)

Cash provided by financing activities	1,458	4,851

Effect of exchange rate changes on cash and cash equivalents	37	3

Increase in cash and cash equivalents	5,179	312
Cash and cash equivalents at beginning of period	53,353	62,701

Cash and cash equivalents at end of period	$58,532	$63,013

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May 3, 2006

RTI INTERNATIONAL METALS, INC. AND SUBSIDIARIES
SELECTED OPERATING SEGMENT INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2006	2005
Net sales:
Titanium Group	$48,750	$24,100
Intersegment sales*	31,141	20,891

Total Titanium Group net sales	79,891	44,991

Fabrication & Distribution Group	66,329	48,512
Intersegment sales*	1,786	965

Total Fabrication & Distribution Group net sales	68,115	49,477

Eliminations	32,927	21,856

Total consolidated net sales	$115,079	$72,612

Operating income:
Titanium Group before corporate allocations	$14,987	$10,991
Corporate allocations	(3,167)	(1,459)

Total Titanium Group operating income	11,820	9,532

Fabrication & Distribution Group before corporate allocations	10,496	6,659
Corporate allocations	(5,182)	(3,199)

Total Fabrication & Distribution Group operating income	5,314	3,460

Total consolidated operating income	$17,134	$12,992

*	Intersegment sales represent sales from the Titanium Group to the Fabrication & Distribution Group, and vice-versa. All intrasegment sales, which represent sales between business units within a group, have been eliminated prior to presentation.
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